UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 9, 2010 (March 9, 2010)

Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-33357 (Commission File Number)	65-0643773 (IRS Employer Identification No.)

2 Snunit Street
Science Park, POB 455
Carmiel, Israel	20100
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +972-4-988-9488
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Ruled-2(b)

☐	Pre-commencement communications pursuant to Rulee-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 9, 2010, Mr. Eli Hurvitz, Chairman of the Board of Directors of Protalix BioTherapeutics, Inc. (the “Company”), resigned from his position as Chairman and member of the Board of Directors of the Company in order to focus on recovering from a recently diagnosed illness. In connection with Mr. Hurvitz’s resignation, the Board of Directors unanimously appointed Mr. Zeev Bronfeld, a longstanding member of the Board of Directors, to serve as interim Chairman of the Board, effective immediately.

Item 8.01.	Other Events
On March 9, 2010, the Company issued a press release announcing Mr. Hurvitz’s resignation from his position as Chairman and member of the Board of Directors of the Company and the unanimous appointment of Mr. Zeev Bronfeld to serve as interim Chairman. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

99.1	Press release dated March 9, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: March 9, 2010	By:	/s/ David Aviezer
		Name:	David Aviezer, Ph.D.
		Title:	President and Chief Executive Officer

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